                                  AGREEMENT                          EXHIBIT 2.2
                                  ---------

                                                                  Final 10/27/98
                                                                  --------------
     1.   Initial Transaction.  Reference is made to that certain Asset Purchase
          -------------------
Agreement dated as of June 30, 1998, pursuant to which United Internet Technologies, Inc. (formerly known as United Leisure Interactive, Inc. and hereafter referred to as "United") sold certain assets to Netcruise Interactive, Inc. ("Netcruise"), in consideration of, among other things, (i) 2,000,000 shares (the "Shares") of the Common shares (the "Common Stock") of Genisys Reservation Systems, Inc. ("Genisys"), and (ii) two warrants (the "Warrants") each entitling the holder to purchase 800,000 shares of Common Stock.

     2.   Curative Action and Reason Therefor.  Genisys has advised United that
          -----------------------------------
(i) the foregoing matter has caused Genisys to be in inadvertent violation of Nasdaq Marketplace Rule 4310 (c)(25)(H) (the "Rule"), because the issuance of the Shares and the Warrants was not approved by Genisys' shareholders as required by the Rule; and (ii) Nasdaq has informed Genisys that it will delist the Common Stock absent the undersigned parties taking curative action (the "Curative Action") acceptable to Nasdaq. Accordingly, Genisys and United, by this Agreement, have, subject to the execution of this Agreement by all individuals and entities reflected on the signature page hereto, agreed to take the following Curative Action:

     (a) Subject to compliance by Genisys with the provisions of Section 2 (b) below, United will return (the "Return") to Genisys (i) 1,100,000 of the Shares for cancellation (the remaining Shares are hereinafter referred to as the "Retained Shares"), and (ii) the Warrants.

     (b) Simultaneously with the Return, Genisys will duly and validly authorize, issue and deliver (the "Delivery") to United 1,100,000 Preferred shares of Genisys having the following rights, preferences, privileges and restrictions (the "United Preferred Shares"): (i) a par value of $.0001 per United Preferred Share; (ii) no voting rights except (A) as required by law, and
(B) that the rights, preferences, privileges and restrictions of the United Preferred Shares shall not be amended, modified or affected without the prior written consent of the holders thereof; (iii) the following dividend rights (with all dividends to accrue pro rata on a daily basis from the first day of the period with respect to which they are payable): (A) one mandatory dividend at the total annual rate of $275,000 (accruing from October 1, 1998), payable on September 30, 1999, (B) mandatory dividends at the total quarterly rate of $68,750 (accruing from the first day of the relevant calendar quarter), payable on the last day of each calendar quarter commencing with the calendar quarter ending December 31, 1999, and (C) additional mandatory dividends computed at the rate of 10% per annum on the amount of any dividends not paid when due (accruing from and after such relevant due dates), payable as and when (and to the full extent of) funds become legally available for such purpose (all of the foregoing being referred to as the "Dividend Payment Rights"); (iv) a mandatory liquidation preference equal to the sum of $2,750,000 plus all accrued and unpaid dividends in respect of the Dividend Payment Rights, but not to exceed the maximum permitted by New Jersey Law, payable upon any liquidation or dissolution of Genisys (the "Liquidation Preference"); (v) first seniority rights for the United Preferred Shares over all other classes and series of Genisys' capital stock in respect of dividends or other distributions on or with respect to any shares of Genisys' capital stock, including without limitation amounts payable upon any dissolution or liquidation of Genisys (and, in furtherance and not by way of limitation of the foregoing, a prohibition on Genisys paying any dividend or making any other distribution on or with respect to or redeeming or purchasing any shares of its capital stock, other than the United Preferred Shares, while any of the United Preferred Shares are outstanding); (vi) automatic, mandatory conversion of the United Preferred Shares into an equal number of shares of Common Stock (with full anti-dilution protection), immediately prior to the consummation of any merger, consolidation, reorganization or sale of all or substantially all of the assets of or any similar transaction involving Genisys or any of its subsidiaries except that Genisys can sell its travel related business, provided that such business represents less than 30% of the assets of Genisys on a consolidated basis; and
(vii) automatic, mandatory conversion of the United Preferred Shares into an equal number of shares of Common Stock (with full anti-dilution protection) upon Genisys obtaining the requisite approval of its shareholders (other than the holders of the United Preferred Shares and the holders of the Retained Shares) to the Transaction as contemplated by Section 4 below, hereinafter the "Requisite Approval"), with all accrued and unpaid dividends in respect of the Dividend Payment Rights to be immediately due and payable by Genisys to the holders of the United Preferred Shares whether or not such dividends are otherwise yet payable (unless the Requisite Approval has been obtained and the United Preferred Shares have been converted, as aforesaid, on or before June 30, 1999, in which event no such dividends shall be due or payable). For purposes of this Agreement, the term "full anti-dilution protection" shall be applied in the same manner as the anti-dilution provisions are to be applied in the Warrants.

     The Delivery shall, in form and substance, be satisfactory to United.

     3.   Return of Warrants.  If the Requisite Approval is obtained, Genisys
          ------------------
will immediately redeliver the Warrants to United.

     4.   Shareholders Meeting.  Genisys will, in accordance with all applicable
          --------------------
legal and Nasdaq requirements, call a meeting (the "Shareholders Meeting") of all of the holders of its voting capital stock to consider and approve the issuance of 1,100,000 Shares and the Warrants, as well as any other matters that may properly come before the Shareholders Meeting.

     At the Shareholders Meeting, each of the undersigned shareholders of Genisys agrees to vote all of its, his or her shares of Genisys' capital stock (whether owned of record and/or beneficially), and Genisys agrees to use its best efforts to cause all of Genisys' other shareholders to vote all of their shares of Genisys capital stock, in favor of the issuance of the 1,100,000 Shares and the Warrants.

     If, for any reason whatsoever, the aforesaid 1,100,000 Shares and the Warrants are not issued to Netcruise on or before June 30, 1999, then, in addition to any and all other rights and remedies available to United, at United's option, up to four (4) members of the Board of Directors of Genisys ("Board"), which members shall be selected by United, shall forthwith resign and, concurrently therewith, all of the remaining members of the Board shall elect those persons chosen by United to replace them. By their signatures below, those shareholders of Genisys who are also members of the Board agree to take such action as to carry out the terms of this provision.

     5.   Attorneys Fees and Other Expenses.  Genisys will bear all of its own
          ---------------------------------
expenses (including, without limitation, attorneys' fees and expenses) in connection with this Agreement, the subject matter hereof and the consummation of the transactions contemplated hereby. Genisys shall also be responsible, and shall promptly reimburse United upon demand, for all expenses (including, without limitation, attorneys' fees and expenses) incurred by United and its affiliates in connection with this Agreement, the subject matter hereof and the consummation of the transactions contemplated hereby (including, without limitation, such thereof as may be incurred by such persons in connection with complying with any SEC reporting requirements attendant to the foregoing); and, in furtherance and not by way of limitation of the foregoing, Genisys shall, simultaneously with the execution hereof by United, deliver to United the sum of $5,000 as an advance to be used against such expenses (any unused portion thereof to be refunded by United to Genisys following the completion of the Shareholders Meeting).

     IN WITNESS WHEREOF, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the undersigned has executed and delivered this Agreement as of the 28th day of October, 1998.
                                                ----

UNITED INTERNET TECHNOLOGIES,           GENISYS RESERVATION SYSTEMS, INC.
INC.


By /s/ Harry Shuster                    By /s/ Lawrence E. Burk
   -----------------                       --------------------


                        PRINCIPAL GENISYS SHAREHOLDERS:


/s/ Warren D. Bagatelle                 /s/ Mark A. Kenny
-----------------------                 -----------------
WARREN D. BAGATELLE                     MARK A. KENNY




/s/ Warren D. Bagatelle,Mg.Dir          /s/ John H. Wasko
------------------------------          -----------------
LOEB HOLDING CORPORATION                JOHN H. WASKO




/s/ Warren D. Bagatelle,Mg.Dir          /s/ Joan W. Wasko
------------------------------          -----------------
LOEB PARTNERS CORP.                     JOAN E. WASKO



/s/ Warren D.Bagatelle,Partner          /s/ Lawrence E. Burk
-----------------------------           --------------------
HSB CAPITAL                             LAWRENCE E. BURK




/s/ David W. Sass                       /s/ S. Charles Tabak
-----------------                       --------------------
DAVID W. SASS                           S. CHARLES TABAK





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